EXHIBIT 10.2.7

NINTH MODIFICATION TO LOAN AND SECURITY AGREEMENT

This Ninth Modification to Loan and Security Agreement (this “Modification”) dated January 17, 2018, is entered into by and between Neurometrix, Inc., a Delaware corporation (“Borrower”), and Comerica Bank (“Bank”).

RECITALS

Bank and Borrower previously entered into a Loan and Security Agreement dated March 5, 2010, as amended by the following:
the First Modification to Loan and Security Agreement dated March 1, 2011, the Second Modification to Loan and Security Agreement dated February 15, 2012, the Third Modification to Loan and Security Agreement dated April 19, 2012, the Fourth Modification to Loan and Security Agreement dated January 28, 2013, the Fifth Modification to Loan and Security Agreement dated January 31, 2014, the Sixth Modification to Loan and Security Agreement dated January 23, 2015, the Seventh Modification to Loan and Security Agreement dated January 14, 2016, and the Eighth Modification to Loan and Security Agreement dated December 29, 2016 (collectively “Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.     Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference. Except as otherwise noted, the terms not defined herein shall have the meanings set forth in the Agreement.
2.     Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

(a)     The following terms and definitions are added to Exhibit A of the agreement in appropriate alphabetical order:
•'Quell Transactions’ means the transactions and agreements that Borrower entered into pursuant to the Asset Purchase Agreement and the Development and Services Agreement, each dated January 12, 2018, made between Borrower and Novartis Consumer Health S.A.(“GSK”).”
•‘Quell Transaction Default’ means a failure to perform, a violation, default, or breach under, or the cancellation, termination, or rescission of, or any withdrawal from, any of the agreements, instruments and documents evidencing the Quell Transactions or any notice form GSK alleging or threatening any of the foregoing.”

(b)     The following defined terms, which are set forth in Exhibit A of the Agreement, are given the following amended definitions:

“ ‘Permitted Transfer’ means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:
(a)     Inventory in the ordinary course of business;
(b)     licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;
(c)     sale and assignment of patents and related Intellectual Property to GSK and Quell Intellectual Property Corp. pursuant to the Quell Transactions;
(d)     worn-out or obsolete Equipment not financed with the proceeds of Equipment Advances; or

(e)     other assets of Borrower or its Subsidiaries that do not in the aggregate exceed $250,000 during any fiscal year.

‘Revolving Maturity Date’ means January 15, 2019.”

(c)     In Section 6.2, subsection (e) is hereby re-numbered as (f), and the following is added as new subsection (e):
“ ‘(e)     As soon as possible and in any event within 3 Business Days after becoming aware of the occurrence or existence of a Quell Transaction Default, a written statement of a Responsible Officer setting forth details of the Quell Transaction Default, and the action, if any, which Borrower has taken or proposes to take with respect thereto.”

3.     Legal Effect.

(a)     Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.
(b)     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.
(c)     The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of:
(i)     this Modification and any other documents which Bank may require to carry out the terms hereof;
(ii)     payment of an amendment fee in the amount of $5,000.00, which shall be deemed fully earned and non-refundable upon payment; and
(iii)     payment of any Bank expenses incurred through the date of this Modification.

4.     No Other Changes. Except as specifically provided in this Modification, it does not vary the terms and provisions of any of the Loan Documents. This Modification shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Modification shall control any conflict between its terms and those of the Agreement.

5.     Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

6.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party.

[end of Modification; signature page follows]